Exhibit 10.16
FIFTH AMENDMENT TO SECOND AMENDED AND
RESTATED EXECUTIVE SERVICES AGREEMENT

This Fifth Amendment (the “Amendment”) to that certain Second Amended and Restated Executive Services Agreement dated as of November 30, 2009 (the “Employment Agreement”) by and between Sacker Consultants, Inc. (the “Lender”), Neil Sacker (the “Employee”) and The Film Department Holdings, Inc., a Delaware corporation, as successor-in-interest to The Film Department Holdings, LLC, (the “Company”), is made as of May 12, 2010 (the “Effective Date”), and is entered into by and between Company, Lender and Employee.

WHEREAS, Company, Lender and Employee have previously entered into the Employment Agreement; and

WHEREAS, Company, Lender and Employee have agreed to amend specific terms of the Employment Agreement in accordance with the terms set forth below. All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

NOW, THEREFORE, in consideration of the agreements made herein, the parties hereto agree as follows:

1. The Employment Agreement is hereby amended by deleting both references to “May 14, 2010” in Sections 1 and 4, and substituting “June 1, 2010” in lieu thereof in both instances.

2. This Employment Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”) and will be interpreted in a manner intended to comply with Code Section 409A.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

THE FILM DEPARTMENT HOLDINGS INC.	SACKER CONSULTANTS, INC.

/s/ Mark Gill	/s/ Neil Sacker
By: Mark Gill	By: Neil Sacker
Its: Chairman & CEO	Its:

/s/ Neil Sacker

Neil Sacker

5th Amendment to 2nd Amended and Restated Exec. Srvcs Agrmt.